Pipeline Data Inc.

                   2001-02 Non-Statutory Equity Incentive Plan

                           as amended December 1, 2003

1.   Purpose

     The purpose of this 2001-02 Equity Incentive Plan (hereinafter referred to as the "Plan"), is to provide a special incentive to selected individuals who have made contributions to the business and success of Pipeline Data Inc. and its subsidiaries (hereinafter referred to as the "Company"). The Plan is designed to accomplish this purpose by offering such individuals by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses (collectively "Awards").

2.   Administration

     The Plan shall be administered by a committee (the "Committee") to be established by the board of directors of the Company (the "Board") or the Board acting as the Committee. If a committee administers the Plan, it shall consist of three or more members, at least two of whom shall be neither an officer nor an employee of the Company. (The Board acting as the Committee or the Committee shall be referred to as the "Committee" herein.)

     The Committee shall have authority,  consistent with the Plan,

          (a) To determine which individuals shall receive Awards under the Plan;

          (b) to determine the time or times when Awards shall be granted and the number of Shares or other consideration to be subject to each Award;

          (c) as to Options, to determine the exercise price of the Company's shares of common stock ("Shares") subject to each Option, the method of payment of such price, the time or times when each Option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

          (d) to prescribe the form or forms of the instruments evidencing any Award granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

          (e) to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards and for its own acts and proceedings; and

          (f) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.


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3. Participants

     The Participants in the Plan shall be employees, officers, directors, consultants of the Company or any other parties who have made a contribution to the business and success of the Company, as may be selected from time to time by the Board in its discretion. Plan awards are available to Participants only if
(A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities. In any grant of Awards after the initial grant, Participants who were previously granted Awards under the Plan may be included or excluded.

4.   Limitations

     No Awards shall be granted under the Plan after December 31, 2005, but Options and other Awards theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 8 of the Plan, the number of Shares which may be issued under the Plan shall not exceed four (4,000,000) million in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any Shares subject thereto, or if the consideration for any other Award is not provided, such Shares shall thereafter be available for further grants under the Plan, within the limit specified above.

5.   Shares to be Issued

     Shares to be issued under the Plan may constitute an original issue of authorized Shares or may consist of previously issued Shares acquired by the Company, on the market or otherwise as shall be determined by the Committee. The Board and the proper officers of the Company shall take any appropriate action required for such issuance.

6.   Options

     Options are rights by an eligible person to purchase Shares at a fixed price for a stated period of time. All Options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 9) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

          (a) Exercise Price. The exercise price under each Option shall be determined by the Committee and may be more, equal to or less than the then current market price of the Shares as the Committee may deem to be appropriate:

     provided, however, that in the event the Bonus Committee shall determine to grant an Option at less than 85% of the then current market price of the Shares, such Option shall not be granted by the option committee without the prior approval of the board of directors.

          (b) Period of Options. The period of an Option shall not exceed ten years from the date of grant.

          (c) Exercise of Options.

          (i) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted.

          (ii) A person electing to exercise an Option shall give written notice to the Company, as specified by the Committee, of his election and of the number of Shares he has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase.

               (d) Payment for Issuance of Shares; Cashless Exercise. Upon exercise of any Option granted hereunder, payment in full (whether by cash or in the money options) shall be made at the time of such exercise for all such Shares then being purchased. The Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with, nor, in the event the Shares at the time listed upon any stock exchange, unless and until the Shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel.

               (e) Termination of Employment. If the Participant is an employee and his/her employment terminates any reason other than his/her death, the Participant may, unless discharged for cause, thereafter exercise his/her Option as provided below, but only to the extent the Participant was entitled to exercise the Option on the date when his/her employment terminated. If such termination of employment is voluntary on the part of the Participant, he/she may exercise his/her Option within 10 days after the date of termination of employment (unless a longer period not in excess of three months is allowed by the Committee). If such termination of employment is involuntary on the part of the Participant, he/she may exercise his/her Option within 30 days after the date of termination of employment. In no event, however, may such Participant exercise his/her Option at a time when the Option would not be exercisable had the Participant remained an employee or when the termination was for cause. For purposes of this section (f), a Participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an Option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

               (f) Retirement or Resignation. If prior to the expiration date of a Participant's Option an optionee shall retire or resign with the Company's consent such Option may be exercised in the same manner as if the Optionee had continued in the Company's employ; provided, however, the Committee may terminate, at any time prior to exercise, all unexercised Options if it shall determine that the retired or resigning optionee has engaged in any activity detrimental to the Company's interest.

               (g) Death. If a Participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within one
          (1) year after his/her death (or such further period as the Committee may allow) such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his/her death, by his/her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option shall expire at the end of such Option period. In no event may an Option be exercised after the expiration of the Option period.

               (h) Replacement Options. The Company may grant Options under the Plan on terms differing from those provided for where such Options are granted in substitution for Options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The
          Committee may direct that the substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

               (i) Changes in Stock. In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, the determination of which shall be binding on all persons.

7.       Restricted Stock

     A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

               (a) Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

               (b) Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a stockholder who holds actually or beneficially at least 10% of the outstanding common stock of the Company ("Ten Percent Stockholder") in which case the Purchase Price will be 100% of the Fair Market Value.

               (c) Fair Market Value shall meant, as of any date, the value of the common stock of the Company determined as follows:

               (i) If the common stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (ii) if such common stock is publicly traded but is not quoted on the Nasdaq National Market, the Nasdaq SmallCap Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

               (iii)if none of the foregoing is applicable,  by the Committee in good faith.

               (d) Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants.

     Prior to the grant of a Restricted Stock Award, the Committee shall:

               (i) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award;

               (ii) select  from  among the  Performance  Factors  to be used to measure performance goals, if any; and

               (iii)determine  the  number of Shares  that may be awarded to the
                    Participant.

               Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

               (e) Termination  During  Performance  Period. If a Participant is
          Terminated during a Performance Period or any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.


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8.       Stock Bonuses

               (a) Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company. A Stock Bonus may be awarded for past services already rendered to the Company, pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or a subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

               (b) Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will:

               (i) determine the nature, length and starting date of any Performance Period for each Stock Bonus;

               (ii) select  from  among the  Performance  Factors  to be used to measure the performance, if any; and

               (iii)determine  the  number of Shares  that may be awarded to the
                    Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

          (c) Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9.       Payment for Share Purchases

          (a) Payment. Payment for Shares purchased pursuant to this Plan may be made in cash, by check, or, where expressly approved for the Participant by the Committee and where permitted by law:

               (i) by cancellation of indebtedness of the Company to the Participant;

               (ii) by surrender of Shares that either:

                    (1) have been owned by Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or

                    (2)  were obtained by Participant in the public market.

               (iii)by tender of a full  recourse  promissory  note  having such terms as may be approved by the committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

               (iv) by waiver of compensation  due or accrued to the Participant for services rendered;

               (v) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                    (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay or the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (3)  through  a  cashless   exercise  by  surrender  of  the
                         appropriate number of options as determined by the current stock price; or

                    (vi) by any combination of the foregoing.

               (b) Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

11.   Use of Proceeds from Stock

         Proceeds from the sale of stock pursuant to the Awards shall constitute general funds of the Company.


12.      Withholding Taxes

               (a) Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

               (b) Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

13.      Privileges of Stock Ownership

     No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price.

14.      Requirements

          (a) Investment Representations. The Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the United States Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as is permitted by the Committee and that a Participant will notify the Company when he/she intends to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as to Shares actually acquired by him/her under the Plan.

          (b) Transferability. No Awards may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime Options may be exercised and the consideration for othe Awards provided only by the Participant.

15.      Employment Rights

     The adoption of the Plan or the granting of an Award does not confer upon any individual any right to employment or continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

16.  Amendment

     The Committee may at any time discontinue granting Options under the Plan. The Committee may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law provided, however, that no such amendment shall void or diminish Options previously granted without the consent of the Participant, nor shall any amendment increase or accelerate the conditions and actions required for the exercise of an Option unless the Participant shall have been discharged from the company's employment for cause.

                        Adopted by the Board of Directors
                            and Majority Shareholders
                              on February 28, 2002